Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

AS OF DECEMBER 31, 2010

FULL NAME OF SUBSIDIARY	PLACE OF INCORPORATION
ANSWER FINANCIAL INC.	DELAWARE, USA
CENTRAL NATIONAL INSURANCE COMPANY OF OMAHA	NEBRASKA, USA
ESURANCE INSURANCE SERVICES, INC.	DELAWARE, USA
ESURANCE HOLDINGS BERMUDA LTD.	BERMUDA
ESURANCE HOLDINGS INC.	DELAWARE, USA
ESURANCE INSURANCE COMPANY	WISCONSIN, USA
WHITE MOUNTAINS HOLDING COMPANY, INC.	NEW YORK, USA
WHITE MOUNTAINS REINSURANCE COMPANY OF AMERICA	NEW YORK, USA
FUND AMERICAN HOLDINGS AB	SWEDEN
GUILFORD HOLDINGS, INC.	DELAWARE, USA
HOMELAND INSURANCE COMPANY OF NEW YORK	NEW YORK, USA
INSURANCE ANSWER CENTER, LLC	DELAWARE, USA
LONE TREE HOLDINGS LTD.	BERMUDA
LONE TREE INSURANCE GROUP LTD.	BERMUDA
MILL SHARES HOLDINGS BERMUDA LIMITED	BERMUDA
MORTGAGE ANSWER CENTER, INC.	DELAWARE, USA
ONEBEACON U.S. ENTERPRISES HOLDINGS, INC.	DELAWARE, USA
ONEBEACON U.S. FINANCIAL SERVICES, INC.	DELAWARE, USA
ONEBEACON U.S. HOLDINGS, INC.	DELAWARE, USA
ONEBEACON AMERICA INSURANCE COMPANY	MASSACHUSETTS, USA
ONEBEACON HOLDINGS (GIBRALTAR) LIMITED	GIBRALTAR
ONEBEACON HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
ONEBEACON INSURANCE COMPANY	PENNSYLVANIA, USA
ONEBEACON INSURANCE GROUP LLC	DELAWARE, USA
ONEBEACON INSURANCE GROUP LTD.	BERMUDA
ONEBEACON INVESTMENT (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
PSC HOLDINGS LTD.	BERMUDA
PENNSYLVANIA GENERAL INSURANCE COMPANY	PENNSYLVANIA, USA
SCANDINAVIAN REINSURANCE COMPANY LTD.	BERMUDA
SIRIUS INSURANCE HOLDING SWEDEN AB	SWEDEN
SIRIUS INTERNATIONAL INSURANCE CORPORATION	SWEDEN
THE NORTHERN ASSURANCE COMPANY OF AMERICA	MASSACHUSETTS, USA
WHITE MOUNTAINS ADVISORS LLC	DELAWARE, USA
WHITE MOUNTAINS HOLDING (NL)B.V.	NETHERLANDS
WHITE MOUNTAINS HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WHITE MOUNTAINS INC.	DELAWARE, USA
WHITE MOUNTAINS INTERNATIONAL S.A.R.L.	LUXEMBOURG
WHITE MOUNTAINS INVESTMENTS BERMUDA LTD.	BERMUDA
WHITE MOUNTAINS LIFE REINSURANCE (BERMUDA) LTD.	BERMUDA
WHITE MOUNTAINS RE BERMUDA LTD.	BERMUDA
WHITE MOUNTAINS RE FINANCIAL SERVICES LTD.	BERMUDA
WHITE MOUNTAINS RE (GIBRALTAR) LIMITED	GIBRALTAR
WHITE MOUNTAINS RE GROUP, LTD.	BERMUDA
WHITE MOUNTAINS RE HOLDINGS, INC.	DELAWARE, USA
WHITE MOUNTAINS RE HOLDINGS, LTD.	BERMUDA
WHITE MOUNTAINS RE, LTD.	BERMUDA
WHITE MOUNTAINS RE UNDERWRITING SERVICES LTD.	BERMUDA
WHITE ROCK HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WHITE SANDS HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM ALAMEDA (GIBRALTAR) LIMITED	GIBRALTAR
WM BECH (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM BELVAUX (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM CALETA (GIBRALTAR) LIMITED	GIBRALTAR
WM CLAY (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM CUMBERLAND (GIBRALTAR) LIMITED	GIBRALTAR
WM FINDEL (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM KAOLIN (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM KEHLEN (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM LAGUNA (GIBRALTAR) LIMITED	GIBRALTAR

WM LIMESTONE (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM LINGER (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM MERL (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM MONTAGU (GIBRALTAR) LIMITED	GIBRALTAR
WM OLM (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM QUEENSWAY (GIBRALTAR) LIMITED	GIBRALTAR
WM REULER (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM VIANDEN (LUXEMBOURG) S.A.R.L.	LUXEMBOURG

Certain other subsidiaries of the Company have been omitted since, in the aggregate, they would not constitute a significant subsidiary.